SECURITIES PURCHASE AGREEMENT



                                   dated as of


                                October 14, 1997

                                  by and among


                      TAKE-TWO INTERACTIVE SOFTWARE, INC.,
                                 as the Company,

                                       and

                           INFINITY INVESTORS LIMITED


                                       and

                     INFINITY EMERGING OPPORTUNITIES LIMITED

                                       and

                             GLACIER CAPITAL LIMITED

                                as the Purchasers

                          SECURITIES PURCHASE AGREEMENT


     AGREEMENT, dated as of October 14, 1997 among Take-Two Interactive Software Inc., a Delaware corporation (the "Company"), and INFINITY INVESTORS LIMITED, a Nevis, West Indies corporation, INFINITY EMERGING OPPORTUNITIES LIMITED, a Nevis, West Indies corporation, and GLACIER CAPITAL LIMITED, a Nevis, West Indies corporation (collectively, the "Purchasers").

     The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

     "Acceptable Letters of Credit" means letters of credit under which the Company is the sole beneficiary (i) issued by U.S. commercial banks rated P-1 or better by Standard & Poors Ratings Service, (ii) issued to provide for the payment of the purchase price of Products sold by the Company, and (iii) which have been assigned to the Purchasers, with acknowledgment of such assignment by the issuers of such letters of credit, in form and substance satisfactory to the Purchasers in their sole discretion.

     "Additional Collateral" has the meaning set forth in Section 3.9(b).

     "Additional Grant Shares" shall mean a number of shares of Common Stock equal to the product of 50,000 multiplied by the Closing Market Price, with such amount divided by the average of the Closing Bid Prices of the Common Stock for each Trading Day during the Test Period, and subtracting from such result the number of Grant Shares issued at the Closing. The number of Additional Grant Shares issued to the Purchasers shall, however, be subject to the Payment Option for Additional Grant Shares.

     "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person (other than, in the case of a Subject Person that is a Consolidated Subsidiary, any other Consolidated Subsidiary of the same Controlling Person).


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     "Agreement"  means  this  Securities   Purchase   Agreement,   as  amended,
supplemented or otherwise modified from time to time in accordance with its terms.

     "Asset Sale" has the meaning set forth in Section 8.20.

     "Balance Sheet" has the meaning set forth in Section 5.5

     "Balance Sheet Date" has the meaning set forth in Section 5.5.

     "Barclays Bank Debt" means that certain Debt owed by Take-Two Interactive Software Europe Limited, a wholly-owned Subsidiary of the Company, payable to Barclays Bank in the United Kingdom, not to exceed 500,000 pounds aggregate principal amount at any time outstanding, which is secured by certain assets of Take-Two Interactive Software Europe Limited.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

     "Benefit Plans" has the meaning set forth in Section 5.7(b).

     "Bridge Period" means the time period commencing on the Closing Date and ending February 28, 1998.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

     "Capital Expenditures" means any expenditure by the Company or any Subsidiary for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements as property, equipment, improvements or fixed assets, or a similar type of capitalized asset in accordance with GAAP.

     "Capital Reorganization" has the meaning set forth in Section 11.5.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured as to principal and interest by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank having combined capital, surplus and undivided profits of not less than $100,000,000 (including a domestic branch of a foreign bank) whose outstanding senior long-term debt securities are rated, or that is a wholly owned Subsidiary of a bank holding company whose outstanding senior long-term debt securities are


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rated,  either A- or higher by Standard & Poor's Ratings Service or A3 or higher by Moody's Investors Service, Inc., maturing within one year of the date of acquisition, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above,
(iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Service or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., maturing within one year after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

     "Change of Control" means (i) after the date of this Agreement any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such Sections) shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 50.1% or more of the outstanding shares of Common Stock of the Company, or (ii) individuals constituting the board of directors of the Company on the date hereof (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the directors then still in office who were either directors as of the date hereof or whose election or nomination for election was previously so approved) ceases for any reason to constitute a majority of the board of directors of the Company then in office.

     "Citibank Debt" means that certain Debt payable to Citibank, N.A., not to exceed $250,000 aggregate principal amount at any time outstanding, which may be secured by certain assets of the Company.

     "Closing" or "Closing Date" means the date on which all of the conditions set forth in Sections 7.1 and 7.2 shall have been satisfied and the Grant Shares, the Convertible Notes and the Warrants have been issued by the Company and the Purchase Price therefore has been paid by the Purchasers.

     "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by Bloomberg L.P. on the Nasdaq Market or, if not reported by Bloomberg, L.P. on the Nasdaq Market, as reported by such other exchange or market where the Common Stock is then traded.

     "Closing Market Price" means the Market Price of the Common Stock as of the date immediately prior to the Closing.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" has the meaning set forth in Section 3.9(a).


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     "Commission"  means the  Securities  and Exchange  Commission or any entity succeeding to all of its material functions.

     "Common Stock" means the common stock, $.01 par value per share, of the Company.

     "Company"  means  Take-Two  Interactive   Software,   Inc.,  a  corporation
incorporated under the laws of Delaware, and its successors.

     "Company Corporate Documents" means the certificate of incorporation and by-laws of the Company.

     "Consolidated Net Worth" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

     "Consolidated Subsidiary" means at any date with respect to any Person any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise .

     "Conversion Date" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of a Convertible Note by the holder thereof to the Company and the Transfer Agent.

     "Conversion Limit" has the meaning set forth in Section 10.5(c).

     "Conversion Price" shall mean the formula F/P where F = the outstanding principal amount of the Convertible Note being converted, and P = 75% multiplied by the lowest daily weighted average sales price of the Common Stock as reported by Bloomberg, L.P. (the "DWASP") during the Lookback Period; provided, however, commencing after the first anniversary of this Agreement the Conversion Price shall be the lesser of the foregoing amount and the product of 75% multiplied by the DWASP during the then applicable Lookback Period (the "Maximum Conversion Price").

     "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Convertible Notes.




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     "Convertible   Note(s)"   means  the  Company's  10%  secured   convertible
promissory notes issuable at the Closing pursuant to the terms of this Agreement, substantially in the form set forth as Exhibit A hereto.

     "Crestar Debt" means that certain Debt owed by Inventory Management Systems, Inc., a wholly-owned Subsidiary of the Company, payable to Crestar Bank, Richmond, Virginia, not to exceed $250,000 aggregate principal amount at any time outstanding, which is secured by certain assets of Inventory Management Systems, Inc.

     "Deadline" has the meaning set forth in Section 10.3.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

     "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default  Fee"  has  the  meaning  set  forth  in the  Registration  Rights
Agreement.

     "Derivative Securities" has the meaning set forth in Section 10.2.

     "Discounted Equity Offerings" has the meaning set forth in Section 10.2.

     "Directors" means the individuals then serving on the board of directors or similar such management council of the Company.

     "DWASP" has the meaning set forth in the definition of Conversion Price.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport


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or  handling of  pollutants,  contaminants,  petroleum  or  petroleum  products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

     "Event of Default" has the meaning set forth in Article XII hereof.

     "Excess Shares" has the meaning set forth in Section 4.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financing" means a public or private financing consummated (meaning closing and funding) through the issuance of equity securities and/or debt securities (or securities convertible into or exchangeable for debt securities) of the Company.

     "Financing Documents" means this Agreement, the Warrants, the Transfer Agent Agreement, the Registration Rights Agreement, the Security Agreement, the Subsidiary Security Agreement and the Convertible Notes.

     "Fixed Price(s)" has the meaning set forth in Section 11.1.

     "Formula Price" shall mean a dollar amount equal to the product of (x) the number of shares of Common Stock into which the Convertible Notes are then convertible at the then applicable Conversion Price and (y) the last reported sales price of the Common Stock as reported by Bloomberg, L.P. on the applicable date the Convertible Notes are redeemed as set forth in Section 3.6 hereof, plus accrued and unpaid interest through the date of repayment.

     "GAAP" has the meaning set forth in Section 1.2.

     "Grant Shares" means the 50,000 shares of Common Stock to be issued to the Purchasers on the Closing Date.

     "Guarantee" or "Guaranties" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing,



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any obligation,  direct or indirect, contingent or otherwise, of such Person (i)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

     "Intellectual Property" has the meaning set forth in Section 5.19.

     "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

     "Lien" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Limitation on Conversion" has the meaning set forth in Section 10.5(a).

     "Lockbox Event" has the meaning set forth in Section 3.9(b).

     "Lookback Period" shall mean with respect to each Convertible Note, the period commencing on the date the Convertible Notes are initially convertible pursuant to their stated terms, a period of fifteen (15) Trading Days prior to the Conversion Date, increasing by two (2) Trading Days each thirty (30) Trading Days thereafter, up to a maximum of thirty-one (31) Trading Days prior to the Conversion Date.

     "Majority  Holders"  means (i) as of the Closing Date,  the  Purchasers and
(ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the Convertible Notes outstanding at such time.

     "Market Price" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.


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     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded
Liabilities in excess of $250,000.

     "Maturity Date" shall mean September 30, 1999.

     "Maximum Conversion Price" has the meaning set forth in the definition of Conversion Price.

     "Maximum Number of Shares" has the meaning set forth in Section 10.5(d).

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Nasdaq Market" means the Stock Market's SmallCap Division.

     "Nasdaq Redemption Event" has the meaning set forth in Section 3.5(a).

     "National Bank of Canada Debt" means that certain Debt payable to National Bank of Canada, New York Branch,, not to exceed $800,000 aggregate principal amount at any time outstanding, which may be secured by certain assets of the Company.

     "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

     "Note Maturity Date" has the meaning set forth in Section 4.1.

     "Notice of Conversion" means the form to be delivered by a holder of a Convertible Note upon conversion of all or a portion thereof to the Transfer Agent and the Company substantially in the form of Exhibit B attached hereto.

     "Notice of Exercise" means the form to be delivered by a holder of a Warrant upon exercise of all or a portion thereof to the Company substantially in the form of Exhibit C attached hereto.




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     "Officer's Certificate" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company in the form of Exhibit G attached hereto.

     "Other Taxes" has the meaning set forth in Section 3.8(b).

     "Par Value Redemption Price" has the meaning set forth in Section 3.4.

     "Payment Option for Additional Grant Shares" shall have the meaning set forth in Section 4.1.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permits" means all domestic and foreign licenses, permits and approvals required for the full operation of the Company and the Subsidiaries, including state, federal, city and county permits and approvals.

     "Permitted Debt" has the meaning set forth in Section 8.8.

     "Permitted Transferee" means any Person that acquires the Grant Shares, Additional Grant Shares, Convertible Notes or Warrants, or the Conversion Shares or Warrant Shares, in compliance with Article X other than any Person who acquires such Grant Shares, Additional Grant Shares, Convertible Notes, Warrants, Conversion Shares or Warrant Shares (i) in a public offering or (ii) in the open market, pursuant to sales under Rule 144 of the Securities Act or otherwise.

     "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Products" means the Nintendo versions of Wheel of Fortune (R) and Jeopardy
(R) distributed or sold by the Company.



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     "Purchase Price" means the purchase price for the Convertible  Notes as set forth in Section 2.1(d) hereof.

     "Purchasers" means, collectively, those entities listed in the introduction to this Agreement and their successors and assigns, including holders from time to time of the Convertible Notes.

     "Qualified Financing" shall mean any issuance of debt or equity securities of the Company that is not prohibited pursuant to the terms of this Agreement.

     "Registrable Securities" has the meaning set forth in Section 10.1.

     "Registration Default" has the meaning set forth in Section 10.1(e).

     "Registration Maintenance Period" has the meaning set forth in the Registration Rights Agreement.

     "Registration Statement" has the meaning set forth in Section 10.1(b).

     "Registration Rights Agreement" means the agreement between the Company and the Purchasers dated the date hereof substantially in the form set forth in Exhibit D attached hereto.

     "Reimbursement Fee" has the meaning set forth in Section 13.4.

     "Required Effectiveness Date" has the meaning set forth in the Registration Rights Agreement.

     "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a "Stockholder") owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business.

     "Revaluation Date" shall mean the date on which the Registration Statement is declared effective by the Commission.

     "Revolving Credit Debt" means any borrowing by the Company under a revolving credit working capital facility, provided the full amount of Debt owed thereunder is required to be, and is, reduced to zero for at least thirty (30) consecutive days during each calendar year.




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     "Rights Offering" has the meaning set forth in Section 11.3.

     "SEC Reports" shall have the meaning set forth in Section 5.5.

     "Securities" means the Grant Shares, Additional Grant Shares, Convertible Notes, Warrants and, as applicable, the Conversion Shares and the Warrant Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the agreement between the Company and the Purchasers dated the date hereof substantially in the form set forth in Exhibit K attached hereto.

     "Share Note" has the meaning set forth in Section 4.1.

     "Share Reorganization" has the meaning set forth Section 11.2.

     "Solvency Certificate" shall mean a certificate executed by the chief financial officer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts which such Solvency Certificate shall be in the form of Exhibit F attached hereto.

     "Special Distribution" has the meaning set forth in Section 11.4.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless specified to the contrary, "Subsidiary" means a Subsidiary of the Company.

     "Subsidiary Corporate Documents" means the certificates of incorporation and by-laws of each Subsidiary.

     "Subsidiary Security Agreement" means the agreement between the Company's wholly-owned Subsidiary, Inventory Management Systems, Inc., and the Purchasers dated as of the date hereof substantially in the form set forth in Exhibit L attached hereto.

     "Taxes" has the meaning set forth in Section 3.8.

     "Test   Period"  means  the  period  ending  thirty  (30)  days  after  the
Revaluation Date.

     "Trading Day" shall mean any Business Day in which the Nasdaq Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.



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     "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

     "Transfer Agent" means the Company's stock transfer agent; specifically, American Stock Transfer & Trust Company.

     "Transfer Agent Agreement" means the agreement dated the date hereof among the Company, the Transfer Agent and the Purchasers, dated the date hereof substantially in the form set forth in Exhibit H attached hereto.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Warrants"  means  the  Common  Stock  Purchase   Warrants  issued  to  the
Purchasers on the Closing Date in the form of Exhibit I hereto to purchase 250,000 shares of Common Stock (subject to adjustment as set forth therein).

     "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

     "Whale" means Whale Securities Co., L.P.

     "Whale Warrants" has the meaning set forth in Section 2.2(e).

     SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"); provided that if the Company notifies each of the Purchasers that it wishes to amend any covenant in Article VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if any of the Purchasers notify the Company that the Majority Holders wish to amend Article VIII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Majority Holders. All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.




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                                   ARTICLE II

                        PURCHASE AND SALE OF SECURITIES

     SECTION 2.1. Commitment to Purchase.

     (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Purchasers contained herein, the Company agrees to issue and sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained herein, the Purchasers agree to purchase, on the Closing Date an aggregate principal amount of $4,200,000 of Convertible Notes.

     (b) In connection with the Purchasers' agreement to purchase the Convertible Notes specified in this Article II, the Company shall issue and deliver to the Purchasers on the Closing Date (x) the Warrants and (y) the Grant Shares.

     (c) The portion of the Convertible Notes, Warrants and Grant Shares to be acquired by each Purchaser on the Closing Date is set forth on Schedule 2.1 attached hereto.

     (d) The aggregate consideration payable by the Purchasers to the Company for the Convertible Notes shall be $4,032,000 (representing 96% of the original principal amount of the Convertible Notes issued on the Closing Date) (the "Purchase Price").

     SECTION 2.2. Purchase of Securities.

     (a) On the Closing Date, subject to the satisfaction of all terms and conditions set forth herein, each of the Purchasers shall deliver by wire transfer to the Transfer Agent immediately available funds the portion of the Purchase Price of the Convertible Notes to be purchased by it on such Closing Date, less the Reimbursement Fee.

     (b) On the Closing Date, against payment as set forth in subsection 2.2 (a) above, the Company shall deliver to the Transfer Agent (i) a single Convertible Note for each Purchaser representing the principal amount of such Convertible Notes issued to such Purchaser, (ii) a single Warrant for each Purchaser representing the aggregate Warrants issued to such Purchaser, and (iii) a single shares certificate representing the aggregate Grant Shares issues to such Purchaser.

     (c) As contemplated by the Transfer Agent Agreement, immediately upon receipt of the items specified in subsections 2.2 (a) and (b) above, the Transfer Agent shall (i) disburse the Purchase Price in accordance with Section 1 of the Transfer Agent Agreement, (ii) deliver the




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Warrants and Grant  Shares to the  Purchasers  and (iii) retain the  Convertible
Notes for the benefit of the Purchasers, as described therein.

     (d) As further contemplated by Section 1(d) of the Transfer Agent Agreement, in lieu of effecting the closing of the purchase and sale of the Convertible Notes through the Transfer Agent, the Company and the Purchasers may directly consummate the deliveries described above.

     (e) The Company shall (x) pay Whale a cash fee of 4% of the principal amount of Convertible Notes issued at the Closing and (y) issue (i) warrants to acquire 20,000 shares of Common Stock (the "Whale Warrants") and (ii) 5,000 shares of Common Stock. The Whale Warrants and shares of Common Stock issued to Whale will not be entitled to any of the pricing reset features described in this Agreement attributable to the Grant Shares and Warrants issued to the Purchasers.

                                   ARTICLE III

                       PAYMENT TERMS OF CONVERTIBLE NOTES

     SECTION 3.1. Payment of Principal and Interest; Payment Mechanics. The Company will pay all sums becoming due on each Convertible Note by the method and at the address specified for such purpose set forth in the Transfer Agent Agreement.

     SECTION 3.2. Conversion at Maturity. On the Maturity Date, the unpaid principal balance of each Convertible Note shall automatically be converted into shares of Common Stock on such date at the then applicable Conversion Price and the Maturity Date shall be deemed the Conversion Date with respect to such conversion without the requirement of delivery of a Notice of Conversion; provided, however, if on such date an Event of Default exists, such conversion shall not occur and the remaining balance of each Convertible Note shall be paid in cash at the Formula Price unless the holder thereof delivers to the Company a Notice of Conversion.

     SECTION 3.3. Payment of Interest. Interest shall accrue on the outstanding principal amount of the Convertible Notes from day to day at the rate of 10% per annum to be calculated on the basis of a 360-day year. Interest shall be payable quarterly in cash as specified in each Convertible Note.

     SECTION 3.4. Voluntary Prepayments. During the Bridge Period, the Company may, at its option, repay, in whole or in part, the Convertible Notes at a price equal to 100% of the aggregate principal amount then outstanding, together with all accrued and unpaid interest thereon (the "Par Value Redemption Price"). Thereafter, the Company may, at its option, following thirty (30) days prior written notice to the Purchasers (the expiration of such 30 day period being referred to as the "prepayment date"; provided, however, that if such date is not a




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Business Day, the  prepayment  date shall be the next  Business Day  thereafter)
prepay all of any portion of the Convertible Notes remaining unconverted on the prepayment date at the Formula Price. Partial prepayments shall be in an aggregate principal amount of $100,000 or a multiple thereof.

     SECTION 3.5. Mandatory Repayment.

     (a) Upon (i) the occurrence of a Change of Control of the Company, (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions, (iii) a consolidation, merger or amalgamation of the Company with or into another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or
(y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock), (iv) the issuance of the Maximum Number of Shares and the failure within sixty (60) days of such issuance to obtain shareholder approval to issue additional shares of Common Stock as described in Section 10.5(c) (the "Nasdaq Redemption Event") or (v) the occurrence of a Registration Default and the delivery to the Company by the holders of the Convertible Notes of a notice demanding that the Company redeem such Convertible Notes, then, in each case, the Company shall redeem all of the Convertible Notes for cash. If such redemption occurs prior to the expiration of the Bridge Period, the redemption price shall be Par Value Redemption Price. If such redemption occurs after the expiration of the Bridge Period, the redemption price shall be the Formula Price.

     (b) Upon the consummation of any Discounted Equity Offering or other Financing that is not a Qualified Financing, the Company shall use the Net Cash Proceeds therefrom to redeem the Convertible Notes for cash. If such redemption occurs prior to the expiration of the Bridge Period, the redemption price shall be Par Value Redemption Price. If such redemption occurs after the expiration of the Bridge Period, the redemption price shall be the Formula Price.

     (c) The Company shall be required to prepay the Convertible Notes in an amount equal to all payments and other collections (including, without limitation pursuant to draws under letters of credit constituting Collateral) received by the Company after December 31, 1997 with respect to the sale of Products immediately upon the receipt of such payments and collections. Amounts received by Purchasers after December 31, 1997 pursuant to draws under letters of credit constituting Collateral shall be applied to payment of the Convertible Notes. If such redemption occurs prior to the expiration of the Bridge Period, the redemption price shall be Par Value Redemption Price. If such redemption occurs after the expiration of the Bridge Period, the redemption price shall be the Formula Price.



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     SECTION 3.6. Prepayment Procedures.

     (a) Any prepayment or redemption of the Convertible Notes pursuant to Sections 3.4 or 3.5 above shall be deemed to be effective and consummated (for purposes of determining the Formula Price, and the time at which the Purchasers shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Notes) as follows:

          (I) A prepayment pursuant to Sections 3.4, the "prepayment date" specified therein;

          (II) A redemption pursuant to Section 3.5(a), the date of consummation of the applicable Change of Control, merger, asset sale, or delivery of the notice specified following the Registration Default;

          (III)  A  redemption   pursuant  to  Section   3.5(a),   the  date  of
     consummation  of  the  applicable   Discounted  Equity  Offering  or  other
     Financing; and

          (IV) A redemption pursuant to Section 3.5(c), the date of the receipt by the Company of the proceeds of the sales of Products.

     (b) Within one (1) Business Day after (x) the Maturity Date (if applicable) or (y) the effective date of a repayment or redemption of the Convertible Notes, the Company shall deposit the applicable repayment/redemption price with the Transfer Agent for immediate delivery to each Purchaser of the Convertible Notes subject to redemption as contemplated by the Transfer Agent Agreement. Notwithstanding those procedures set forth in the Transfer Agent Agreement, the Purchaser may authorize the Company to pay all amounts due under the Convertible Notes directly to the Purchasers, followed by notice of the amount so paid to the Transfer Agent. Should any Purchaser not receive payment of any amounts due on redemption of its Convertible Notes by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the lesser of (I) the maximum lawful rate of interest that may be paid thereon and (II) the then applicable interest rate on the Convertible Notes being redeemed plus four percent (4%) compounded at the end of each thirty (30) days, until the applicable holder is paid in full, and (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted. All payments shall first be applied to accrued and unpaid interest.

     (c) The Company shall select the Convertible Notes to be redeemed in any redemption in which not all of the Convertible Notes are to be redeemed so that the ratio of the Convertible Notes of each holder selected for redemption to the total Convertible Notes owned by that holder shall be the same as the ratio of all such Convertible Notes selected for redemption bears to the total of all then outstanding Convertible Notes. Should any Convertible Notes be required to be redeemed under the terms hereof not be redeemed solely by reason of limitations




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imposed by law,  the  applicable  Convertible  Notes  shall be  redeemed  on the earliest possible dates thereafter that the applicable Convertible Notes may be redeemed to the maximum extent permitted by law.

     (d) Any Notice of Conversion delivered by any Purchaser (including delivery via telecopy) to the Company and the Transfer Agent after the date the Convertible Notes become convertible by their terms and prior to the (x) Maturity Date (if applicable) or (y) effective date of a redemption specified in
Section 3.6(a) above, shall be honored by the Company and the conversion of the Convertible Notes shall be deemed effected on the Conversion Date. In addition, between the effective date of a redemption specified in Section 3.6(a) above and the date the Company is required to deliver the redemption proceeds to the Purchasers, if the Convertible Notes are convertible by their terms, the Purchasers may deliver a Notice of Conversion to the Company. Such notice will be (x) of no force or effect if the Company timely pays the redemption proceeds to the Purchasers when due or (y) honored as of the date of the Notice of Conversion if the Company fails to timely pay the redemption proceeds to the Purchasers when due.

     SECTION  3.7.   Ranking.   The  Convertible  Notes  will  rank  as  secured
obligations of the Company, parri passu to all other indebtedness of the Company not expressly subordinated to these Convertible Notes.

     SECTION 3.8. Payment of Additional Amounts.

          (a) Any and all payments by the Company hereunder or under the Convertible Notes to any Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Notes (i) the holders of Convertible Notes subject to such Taxes shall have the right, but not the obligation, for a period of thirty
     (30) days commencing upon the day it shall have received written notice from the Company that it is required to withhold Taxes to transfer all or any portion of the Convertible Notes to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings; and (iii) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. A "qualified assignee" of a Purchaser is a Person that is organized under the laws of (I) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to each of the Company that payments of the Company to such assignee under the laws in existence on the date of



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     this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary to establish such assignee's continued exemption from Taxes under applicable law.

          (b) If Taxes are imposed upon the Company and the holders of Convertible Notes subject to such Taxes have not exercised their right to transfer the Convertible Notes to a qualified assignee as set forth in this
     Section 3.8 (either by notice to the Company to that effect or failure to exercise such right within the thirty (30) day period prescribed), the Company shall either:

               (i) On the fifth (5th) Business Day after the failure to exercise such right (such day being referred to as the "redemption date") prepay all of the Convertible Notes remaining unconverted on the redemption date and held by a party subject to Taxes in cash for the Par Value Redemption Price; or

               (ii):

               (I) The sum payable by the Company to the Purchasers shall be increased as may be necessary by the Company so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional amounts paid under this Section 3.8), such Purchaser receives an amount equal to the sum it would have received if such deduction or withholding had been made; and

               (II) The Company  shall  indemnify  each  Purchaser  or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
                    Section 3.8) paid by each Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date such Purchaser or assignee makes written demand therefore. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by such Purchaser or assignee shall be inclusive evidence of the amount due from the Company to such party.


          (c) If the Company pays any Taxes or Other Taxes, the Purchasers shall cooperate in good faith with the Company to receive any tax credit or refund in the amount of such Taxes or Other Taxes applicable to the Purchasers (each a "Tax Refund").



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     Upon the receipt by the Purchasers of any Tax Refund,  the Purchasers shall promptly remit the same to the Company.

          (d) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under any of the Financing Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from the Purchasers to a Person of any Security.

          (e) The Company shall indemnify each Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.8) paid by each Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Purchaser or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by such Purchaser or assignee shall be conclusive evidence of the amount due from the Company to such party.

          (f) Within 30 days after the date of any payment of Taxes, the Company will furnish to each Purchaser the original or a certified copy of a receipt evidencing payment thereof.

          (g) Each of the Purchasers shall provide to the Company a Form W-8, stating that it is a non-U.S. person, together with any additional tax forms which may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.


     SECTION 3.9. Collateral; Collateral Maintenance.

     (a) Payment of the Convertible Notes and all indebtedness, liabilities and obligations of the Company under this Agreement and the other Financing Documents shall be secured by a first priority security interest on, in and to the collateral security described in the Security Agreement and the Subsidiary Security Agreement (collectively, the "Collateral"). Purchasers shall be entitled to retain, as collateral security, for the payment of the Secured Obligations (as defined in the Security Agreement), any amounts drawn under letters of credit constituting Collateral to the extent that the Company has not complied with this Section 3.9 hereof and to apply such amounts to payment of the Convertible Notes.



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     (b) Not  later  than  fourteen  (14)  days  after  the  Closing  Date  (the
"Additional Collateral Date"), the Company shall assign to the Purchasers (or their representative), and shall grant to the Purchasers a security interest in, Acceptable Letters of Credit such that at all times after the Additional Collateral Date the outstanding undrawn aggregate face amount of the Acceptable Letters of Credit which have been assigned to the Purchasers (and in which the Purchasers shall have been granted a first priority security interest) shall equal or exceed the unpaid principal balance of the Convertible Notes. In the event that the Company fails to assign such additional Acceptable Letters of Credit to the Purchasers (and grant to the Purchasers a first priority security interest in such Acceptable Letters of Credit) by the Additional Collateral Date, or if on any date after the Additional Collateral Date the unpaid principal balance of the Convertible Notes exceeds the outstanding undrawn aggregate face amount of the Acceptable Letters of Credit which have been assigned to the Purchasers and in which the Purchasers have a first priority security interest (in either event, a "Lockbox Event"), the Company shall, within two (2) Business Days after the occurrence of such Lockbox Event, establish a lockbox account with Citibank, N.A., pursuant to the form of agreement attached as Exhibit K hereto, as to which the Purchasers or their representative shall have the sole right of withdrawal and into which all payments and collections with respect to the Products and all accounts receivable and purchase orders of the Company and its Subsidiaries relating thereto, will be deposited, all of the terms and conditions of which shall be satisfactory to the Purchasers in their sole discretion. The Company shall deliver to the Purchasers, on the date of assignment, the original counterparts of all additional Acceptable Letters of Credit assigned to the Purchasers pursuant to this Section 3.9(b).

                                   ARTICLE IV

                             ADDITIONAL GRANT SHARES

     SECTION 4.1. Additional Grant Shares. Upon expiration of the Test Period, the Company shall issue the Additional Grant Shares to the Purchasers if, but only if, the Closing Bid Prices of the Common Stock for each Trading Day during the Test Period does not equal or exceed the Market Price of the Common Stock on the day prior to the Closing Date. All such Additional Grant Shares shall be delivered no later than July 7, 1998 to the Purchasers, without additional compensation paid by the Purchasers, pro rata according to the number of Grant Shares issued on the Closing Date. Notwithstanding the foregoing, if the number of Additional Grant Shares would exceed 50,000 shares (the number of shares in excess of 50,000 being referred to as "Excess Shares"), then the Company shall deliver 50,000 shares of Common Stock to the Purchasers and, at the Company's option, the Company will either (x) deliver the Excess Shares to the Purchasers, or (y) deliver a note in a principal amount equal to the product of the number of Excess Shares and the Closing Bid Price on the last day of the Test Period (the "Share Note") bearing interest at ten percent (10%) per annum payable in full in ninety (90) days (the "Note Maturity Date") (the "Payment Option for Additional Grant Shares"). On the Note Maturity Date the Company will either (x) pay the Share Note in full in cash to the Purchasers or (y) deliver to the Purchasers the greater of (i) the number of Excess Shares or (ii) a number of




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shares  equal to the Share Note  amount  divided by the Closing Bid Price on the
Note Maturity Date.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers, and each of them, as of the Closing Date as set forth herein.

     SECTION 5.1. Corporate Existence and Power. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to conduct business as a foreign corporation, and has all corporate power and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except where such failure would not have a material adverse effect on the Company or the ability of the Company to continue its current operations or to fulfill its obligations hereunder and under the Financing Documents.

     SECTION 5.2. Authorization and Execution. The execution, delivery and performance by the Company of each Financing Document to which it is a party and the issuance by the Company of the Securities have been duly and validly authorized and are within its corporate powers. This Agreement and each Financing Document to which it is a party has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company. Each of the Financing Documents constitutes the valid and binding obligation of the Company, enforceable against the Company or such Subsidiary Guarantor, as the case may be, in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability.

     SECTION 5.3. Governmental Authorization; the Securities. The execution and delivery by the Company of the Financing Documents does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not in the aggregate impose materially adverse conditions upon the Company and (c) listing applications to be filed with the Nasdaq Market relating to the Grant Shares, Additional Grant Shares (if applicable), Conversion Shares and Warrant Shares. Upon conversion in accordance with the terms of the Convertible Notes, or upon exercise in accordance with the terms of the Warrants (assuming the payment of the exercise price set forth



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in the  Warrants),  the shares of Common  Stock when issued upon  conversion  or exercise and in accordance with the terms thereof shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any claims or preemptive rights. Assuming the representations and warranties of the Purchasers herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws.

     SECTION 5.4. Contravention. The execution and delivery by the Company of the Financing Documents to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and thereby will not (including without limitation, execution, delivery and performance of the Lockbox Agreement), contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of such corporation.

     SECTION 5.5. Financial Information and SEC Reports. The Company has timely filed all forms, reports and documents with the Commission since April 30, 1997 required to be filed by it under the Exchange Act through the date hereof (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading at the time they were filed. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) since the date of the Company's most recent Report on Form 10-Q for the period ended July 31, 1997, which have not been disclosed in the SEC Reports or to the Purchasers in writing. The audited and unaudited consolidated balance sheets of the Company contained in the SEC Reports, the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the period ended July 31, 1997, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP consistently followed throughout the periods indicated, except that the unaudited financial statements may be subject to normal audit adjustments and normal annual adjustments. The SEC Reports and the most recent report on Form 10-Q present fairly, in all material respects, the financial condition of the Company at the date thereof and, except as indicated therein, present fairly, in all material respects, the results of the operations of the Company and the cash flows for the period indicated.



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     SECTION 5.6. Litigation.  Except as disclosed in the SEC Reports,  there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the
business,   condition   (financial  or  otherwise),   operations,   performance,
properties or prospects of the Company or any Subsidiary or which challenges the validity of any Financing Document.

     SECTION 5.7. Compliance with ERISA and other Benefit Plans.

     (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing, in all material respects, under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

     (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

     SECTION 5.8. Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance,



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properties  or prospects of the Company or any  Subsidiary.  Each of the Company
and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

     SECTION 5.9. Taxes. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed or will be filed within the time prescribed by law (including any extension of time approved by the appropriate taxing authority) and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with GAAP.

     SECTION 5.10. Investments, Joint Ventures. The Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement other than as set forth on Schedule 5.10 hereto.

     SECTION 5.11. Not an Investment Company. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 5.12. Full Disclosure. The written information heretofore furnished by the Company to the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby does not (taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

     SECTION 5.13. Capitalization. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 5.13 hereto; and no other shares of capital stock of the Company will be outstanding. Other than as set forth on Schedule 5.13 hereto, there are no subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which the Company is required to issue any shares of its capital stock. The Common Stock is registered under Section 12(g) of the Exchange Act.

     SECTION 5.14. Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchasers) any of the



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Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchasers and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of
Section 5 of the Securities Act. The issuance of the Securities to the Purchasers will not be integrated with any other issuance of the Company"s securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq Market.

     SECTION 5.15. Permits. (a) Each of the Company and its Subsidiaries has all material Permits as are necessary for the conduct of its business as it is currently carried on; (b) all such Permits are in full force and effect, and the Company has fulfilled and performed all material obligations with respect to such Permits; (c) to the best of the Company's knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

     SECTION 5.16. Leases. Except as disclosed on Schedule 5.16 hereto, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

     SECTION 5.17. Absence of Any Undisclosed Liabilities or Capital Calls. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 5.5 hereof, (ii) other undisclosed liabilities which, individually or in the aggregate, are not material to the Company, and (iii) obligations to perform under commitments incurred in the ordinary course of business of the Company after the Balance Sheet Date.

     SECTION 5.18. Governmental Regulation. Neither the Company nor any Subsidiary is, or will be upon the issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Financing Document.

     SECTION 5.19. Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual



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Property")  used in, or  necessary  for the conduct of its business as currently conducted; to the best of the Company's knowledge, no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of the Company's knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company will not infringe upon the rights of any Person.

     SECTION 5.20. Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company. All insurance coverages of the Company are in full force and effect and there are no past due premiums in respect of any such insurance.

     SECTION 5.21. Title to Properties. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 5.5, and, except for the Liens (x) permitted by Section 8.11 or (y) listed on Schedule 5.21 hereto there is no Lien on any asset of the Company. Except for financing statements (or their equivalent) filed, recorded or registered with respect to Liens permitted by
Section 8.11, there are no currently effective financing statements (or their equivalent) of record in any jurisdiction covering any tangible or intangible assets of the Company.

     SECTION 5.22. Eligibility to use Form S-3. The Company will take all necessary action to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 promulgated by the Commission from and after April 15, 1998.

     SECTION 5.23. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 5.24. Waiver of Registration Rights. The Company hereby represents that only those Persons listed on Schedule 5.24 attached hereto have the right, contractual or otherwise, to require the Company to include any securities (as defined in Section 2(1) of the Securities Act, including, without limitation, the Common Stock or any derivative securities thereof) of the Company in the Registration Statement.



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                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     SECTION 6.1. Purchase for Investment; Authority; Binding Agreement. Each Purchaser as to itself only hereby represents and warrants to the Company that:

     (a) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view toward, or for sale in connection with, any resale thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property shall at all times be and remain within its control;

     (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within the Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

     (c) this Agreement has been duly executed and delivered by the Purchaser;

     (d) the execution and delivery by the Purchaser of the Financing Documents to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchasers;

     (e) Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement;

     (f) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

     (g) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

     (h) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Purchaser has been afforded access to information about the Company and the financial condition, results of operations,



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property,  management  and  prospects of the Company  sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit the Purchasers' ability to rely thereon;

     (i) Each of the Purchasers is a Nevis, West Indies corporation.

     (j) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest.

                                   ARTICLE VII

                 CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

     SECTION  7.1.  Conditions  Precedent to Purchase on the Closing  Date.  The
obligation of the Purchasers to purchase Convertible Notes pursuant to the Agreement on the Closing Date is subject to the condition precedent that each of the following conditions shall have been satisfied to the reasonable satisfaction of the Purchasers as of such Closing Date:

     (a) Receipt by each of the Purchasers of a Solvency Certificate executed by the chief financial officer of the Company;

     (b) Receipt by each of the Purchasers of evidence  satisfactory to it as to
(i) the receipt by the Company of all governmental, board of directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities, and (ii) the expiration of all applicable waiting periods without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

     (c) Receipt by each of the Purchasers of duly executed counterparts of this Agreement, the Registration Rights Agreement, the Security Agreement, the Subsidiary Security Agreement and the Transfer Agent Agreement signed by the Company and, with respect to the Transfer Agent Agreement, signed by the Transfer Agent;

     (d) Each of the Purchasers shall have received an opinion, dated the Closing Date, of Tenzer Greenblatt LLP substantially in the form attached as
Exhibit I hereto;



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     (e) All fees and expenses due and payable by the Company on or prior to the
Closing Date shall have been paid or duly provided for in full as contemplated by the Transfer Agent Agreement;

     (f) The Grant Shares, Convertible Notes and Warrants being acquired by the Purchasers on the Closing Date shall have been duly executed and delivered as provided in the Transfer Agent Agreement;

     (g) The Purchasers shall have received an Officer's Certificate executed by the President, chief executive officer or chief financial officer of the Company;

     (h) The Company Corporate Documents and the Subsidiary Corporate Documents shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified in violation of this Agreement;

     (i) The Purchasers or the Transfer Agent, as applicable, shall have confirmed receipt of the Grant Shares, Convertible Notes and the Warrants to be issued on the Closing Date, duly executed by the Company, in the denominations and registered in the names of the Purchasers specified in or pursuant to
Schedule 2.1;

     (j) Receipt by the Purchasers of the original letters of credit constituting the Collateral, with assignments thereof to the Purchasers in form satisfactory to the Purchasers, acknowledged by the issuers of such letters of credit;

     (k) Receipt by the Purchasers of evidence reasonably satisfactory to them that their security interests in the Collateral are of first priority;

     (l) Receipt by each of the Purchasers of duly executed counterparts of a lien subordination agreement, in a form satisfactory to the Purchaser, with respect to the Citibank Debt, the National Bank of Canada Debt and the Crestar Debt;

     (m) Receipt by the Purchasers of Uniform Commercial Code financing statements duly executed by the Company with respect to any Collateral for filing in the State of New York pursuant to the Security Agreement; and

     (n) The  Purchasers  shall have received all other  opinions,  resolutions,
certificates,   instruments,   agreements  or  other  documents  as  they  shall
reasonably request.


     SECTION 7.2. Conditions to the Company's Obligations. The obligations of the Company to issue and sell to the Purchasers the Securities to be issued and sold pursuant to this Agreement are subject to the satisfaction, at or prior to Closing Date, of the following conditions:



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     (a) The representations  and warranties of the Purchasers  contained herein shall be true and correct in all material respects on the Closing Date and the Purchasers shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchasers at or prior to Closing Date;

     (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

     (c) On the Closing Date, receipt by the Company of duly executed counterparts of this Agreement, the Registration Rights Agreement, and the Transfer Agent Agreement signed by the Purchasers, and, with respect to the Transfer Agent Agreement, signed by the Transfer Agent; and

     (d) The Company  shall have received  payment of the Purchase  Price of the
Convertible   Notes  to  be  purchased  on  such  Closing  Date  in  the  manner contemplated by the Transfer Agent Agreement.

                                  ARTICLE VIII

                                    COVENANTS

     The Company hereby agrees that, from and after the date hereof for so long as any Convertible Notes remain outstanding (except for Sections 8.1(a) and (d), 8.14 and 8.22 - 8.24, which shall apply for so long as any Convertible Notes or Warrants remain outstanding) and for the benefit of the Purchasers:

     SECTION 8.1. Information. The Company will deliver to each holder of the Convertible Notes:

     (a) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission;

     (b) simultaneously with the delivery of each item referred to in clause (a) above, a certificate from the Company stating that no Default or Event of Default has occurred and is continuing, or, if as of the date of such delivery a Default or Event of Default shall have occurred and be continuing, a certificate from the Company setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

     (c) within three (3) Business Days after any executive officer of the Company obtains knowledge of a Default or Event of Default, a certificate of the chief financial officer or the chief



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accounting  officer of the Company  setting  forth the  details  thereof and the action which the Company is taking or proposes to take with respect thereto;

     (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

     (e) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

     (f) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

     SECTION 8.2. Payment of Obligations. The Company and each Subsidiary will pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     SECTION 8.3. Maintenance of Property; Insurance. The Company and each Subsidiary will keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will




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maintain  insurance  in at least such  amounts and against  such risks as it has insured against as of the Closing Date.

     SECTION 8.4. Maintenance of Existence. The Company and each Subsidiary will continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

     SECTION 8.5. Compliance with Laws. The Company and each Subsidiary will comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

     SECTION 8.6. Inspection of Property, Books and Records. The Company and each Subsidiary will keep proper books of record and account in which transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability in relation to their respective businesses and activities; and will permit, during normal business hours, H.W. Partners, L.P., or an affiliate thereof, as representatives of the Purchasers, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants, during usual business hours.

     SECTION 8.7. Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

     SECTION 8.8. Limitation on Debt or Other Liabilities. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist (at any time after the Closing Date, after giving effect to the application of the proceeds of the issuance of the Securities) any Debt exceeding, in the aggregate for the Company and such Subsidiaries, $750,000, except for the following (such Debt being referred to as "Permitted Debt"):

     (i) Debt incurred or assumed solely to pay all or any part of the purchase price or cost of construction, of any real or personal property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the Closing Date provided: (a) any Lien with respect to such Debt shall extend solely to the item or items of such property (or



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improvements  thereon) so acquired or constructed  and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon); (b) the principal amount of the Debt for such property shall at no time exceed an amount equal to the cost of the acquisition or the operation of the property (or improvement thereon) so acquired or constructed; and (c) any Lien with respect to such Debt shall be created within sixty (60) days of the acquisition or construction of such property;

     (ii) Non-recourse Debt which, by its terms, bars the lender thereof from action against the Company or any Subsidiary, as borrower, if the security value falls below the amount required to repay such Debt;

     (iii) Debt incurred in connection with equipment leases to which the Company or its Subsidiary is a party incurred in the ordinary course of business;

     (iv) Debt incurred in connection with trade accounts payable arising in the ordinary course of business;

     (v) Revolving Credit Debt;

     (vi) Debt incurred with respect to the Convertible Notes;

     (vii) Debt incurred from time to time in connection with working capital credit facilities of the Company and its Subsidiaries as in effect as of the Closing Date of this Agreement (including the Citibank Debt, the National Bank of Canada Debt, the Crestar Debt and the Barclays Bank Debt);

     (viii) Unsecured Debt subordinated to the convertible Notes on terms reasonably satisfactory to the Purchasers;

     (ix) Guaranties of a Subsidiary by the Company or by the Company of any Subsidiary of Permitted Debt;

     (x) Reimbursement obligations in respect of Letters of Credit and similar obligations established by the Company in favor of suppliers the Products and other inventory items in the ordinary course of business;

     (xi) Debt of a Subsidiary owing to the Company or another Subsidiary;

     (xii) Debt in an amount sufficient to prepay in full or redeem in full the Convertible Notes when required or permitted hereunder; and



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     (xiii) Debt of the Company and its Subsidiaries  reflected on the Company's balance sheet as of July 31, 1997 and the notes thereto included in the Company's Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997.

     SECTION 8.9. Restricted Payments. Neither the Company nor any Subsidiary will declare or make Restricted Payments in excess of $100,000 during any twelve
(12) month period.

     SECTION 8.10. Investments. Neither the Company nor any Subsidiary will make or acquire any Investment in any Person, other than in the ordinary course of business which shall be limited to (a) Investments in Cash Equivalents and (b) Investments in Subsidiaries existing on the Closing Date and in Subsidiaries permitted by Section 8.21.

     SECTION 8.11. Liens. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (i) (A) inchoate mechanics, workmen's and carriers' liens, incident to current construction, (B) mechanics, warehousemen's, unpaid vendors and carriers' liens incident to such construction, (C) statutory and common law Liens of landlords under equipment leases to which the Company or any Subsidiary is a party and (D) Liens of carriers, warehousemen, mechanics and materialmen or other similar statutory Liens, security deposits under leases and with utilities and surety or appeal bonds;

          (ii) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, performance bonds, unemployment insurance and other types of social security, other than any Lien imposed by or under ERISA;

          (iii) Liens for taxes not yet due, the availability or amount of which is being contested in good faith by the Company or any Subsidiary;

          (iv) Easements, rights of way, permits, licenses, zoning ordinances, covenants, restrictions, defects, minor irregularities of title and other similar Liens on property which in the case of any particular parcel of real property do not materially detract from the value or utilization of such real property;

          (v) Liens created by or resulting from any litigation or legal proceeding which is currently being contested by such Company or Subsidiary in good faith and by appropriate proceedings;

          (vi) Liens securing Permitted Debt;



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          (vii)  Liens in favor of customs  and all other  similar  governmental authorities for customs duties and similar charges in connection with importation of the Products and the inventory items by the Company; and

          (viii) Security interests on personal property of the Company or its subsidiaries securing the Citibank Debt, the National Bank of Canada Debt, the Crestar Debt and the Barclays Bank Debt, and in the case of the Citibank Debt, The National Bank of Canada Debt and the Crestar Debt, subordinated to the security interest of the Purchasers in the Collateral on terms reasonably satisfactory to the Purchasers.

Notwithstanding any other provision hereof, the Company shall not permit any lien to exist with respect to the Collateral.

     SECTION 8.12. Transactions with Affiliates. The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on Schedule 8.12 attached hereto (with a copy of such agreements annexed to such Schedule 8.12) and (2) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the Company; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business. In addition, transactions between the Company and its Consolidated Subsidiaries or among such Subsidiaries which do not violate any other provisions of this Agreement shall not be prohibited.

     SECTION 8.13. Merger or Consolidation. The Company will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Securities and this Agreement; (x) immediately before and immediately after giving effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing and, following the transaction, the Company may incur $1.00 of Debt without violating Section 8.8 hereof; (y) if the Company is not the surviving entity, such surviving entity's common shares shall be listed on either The New York Stock Exchange, American Stock Exchange, or the Nasdaq Stock Market's National Market or the Nasdaq Small Cap Market and (z) the Company has delivered to the Purchasers an officers' certificate stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound thereby and




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that all  conditions  precedent in this Agreement  relating to such  transaction have been satisfied; provided, however, nothing contained in this Section 8.13 shall alter or diminish the Company's obligations under Section 3.5(a) of this Agreement.

     SECTION 8.14. Maintenance of Reporting Status; Supplemental Information. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

     SECTION 8.15. Use of Proceeds. The proceeds from the issuance and sale of the Securities by the Company shall initially be used solely to fund manufacturing costs for the Products, more commonly known as "Nintendo 64" video games. None of the proceeds from the issuance and sale of Securities by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

     SECTION 8.16. Limitation on Restrictions Affecting Subsidiaries. The Company will not enter into, or suffer to exist, any agreement (other than the Financing Documents) with any Person which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Company or any Subsidiary, (b) make loans or advances to the Company or any Subsidiary or (c) transfer any of its properties or assets to the Company or any Subsidiary.

     SECTION 8.17. Restrictions on Certain Amendments. Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing indebtedness, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment would materially adversely affect the Purchasers or the holders of the Securities without the prior written consent of the Majority Holders, which such consent shall not be unreasonably withheld.

     SECTION 8.18. Compliance with Terms and Conditions of Contracts. The Company will comply, in all material respects, with all terms and conditions of all material contracts to which it is subject.

     SECTION 8.19. Consolidated Net Worth. The Company will not permit its Consolidated Net Worth at the end of any of its fiscal quarters to be less than $5,000,000.




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     SECTION  8.20.  Limitation  on Asset  Sales.  Neither  the  Company nor any
Subsidiary will consummate an Asset Sale unless (i) it receives consideration in cash at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors) and (ii) the Net Cash Proceeds of such sale are used to either (a) purchase similar assets in the same line of business of equivalent value within sixty (60) days of the date of the Asset Sale or (b) immediately redeem or prepay the Convertible Notes or (c) a combination of purchases and prepayment permitted by the foregoing clauses (a) and (b), except that the Company can engage in Asset Sales otherwise prohibited by this Section
8.21 not exceeding $500,000 over the life of the Convertible Notes and sales of obsolete, worn-out or no longer useful assets in the ordinary course of business. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition"), except sale of Products and other inventory or goods in the ordinary course of business including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under Section 8.13).

     SECTION 8.21. Limitation on Subsidiaries. Neither the Company nor any Subsidiary shall permit the creation of any Subsidiaries not in existence on the Closing Date unless approved, in writing, by the Majority Holders, which such consent shall not be unreasonably withheld.

     SECTION 8.22. Reserved Shares and Listings.

          (a) The Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit issuance of the Grant Shares, Additional Grant Shares, Conversion Shares and Warrant Shares.

          (b) The Company will maintain the listing of its Common Stock on the Nasdaq Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers and such exchanges, as applicable. The Company shall promptly provide to the Purchasers' representative, for delivery to the Purchasers, copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on the Nasdaq Market;

          (c) The Company will not repurchase or otherwise enter into any other transaction (including stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock into which the Convertible Notes and Warrants are convertible or exercisable, as the case may be);



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          (d) The  Company  will (i)  retain  the  Transfer  Agent as the  stock transfer  agent for the Company's  Common  Stock,  and (ii) if the Transfer
     Agent   voluntarily  or  involuntarily   fails  to  so  serve,   select  an
     independent, unaffiliated replacement stock transfer agent willing to perform the duties of the Transfer Agent under the Transfer Agent Agreement; and

          (e) On or prior to the date that the Commission declares effective the Registration Statement, the Company shall promptly secure the listing of the Grant Shares, Additional Grant Shares (if applicable), Conversion Shares and the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listings of all Grant Shares, Additional Grant Shares (if applicable), Conversion Shares from time to time issuable upon conversion of the Convertible Notes or Warrant Shares issuable upon exercise of the Warrants.

     SECTION 8.23. Issuance of Shares of Common Stock. Upon conversion of any Convertible Notes in accordance with their terms, and/or exercise of any Warrants in accordance with their terms, the Company will, and will use its best lawful efforts to cause the Transfer Agent to, issue one or more certificates representing Conversion Shares or Warrant Shares, as the case may be, in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion or Notice of Exercise, as the case may be. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective and the following shares are registered thereunder, the Grant Shares, Additional Grants Shares, Conversion Shares and Warrant Shares shall be issued to any transferee of such shares from a Purchaser without restrictive legend, provided such shares have been disposed of in a manner in accordance with the plan of distribution set forth in the prospectus forming part of the Registration Statement and the Transfer Agent has received a confirmation in a form customarily utilized by the applicable registered broker/dealer substantially to the effect that the prospectus delivery requirements have been satisified. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to the Transfer Agent. Nothing in this Section shall affect in any way a Purchaser's obligations to comply with all securities laws applicable to such Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

     SECTION 8.24. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchasers' Representative promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers at the Closing under applicable state securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualifications), and shall provide evidence of any such action so taken to the Purchasers' Representative on or prior to the Closing Date.




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     SECTION 8.25. Further  Assurances - Collateral.  The Company agrees that at any time and from time to time it will promptly execute and deliver to the Purchasers all further instruments and documents and take all further action that may be reasonably necessary, or that the Purchasers may reasonably request, in order to establish, perfect and protect the security interests granted to the Purchasers under the Security Agreement and the Subsidiary Security Agreement or to enable the Purchasers to exercise and enforce their rights and remedies thereunder with respect to any Collateral. The Company acknowledges and agrees that all costs and expenses incurred in connection with perfecting and securing the security interests of the Purchasers in the additional acceptable letters of credit shall be borne by the Company and shall be payable to the Purchasers on demand. Such costs and expenses shall include, without limitation, all filing and recording fees and taxes, handling and courier fees, and the costs of search reports obtained in connection with such filings and records, wherever incurred.

                                   ARTICLE IX

                             LIMITATION ON TRANSFERS

     SECTION 9.1. Restrictions on Transfer. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article IX.

     SECTION 9.2. Restrictive Legends.

     (a) Each certificate for Securities issued to a Purchaser or to a subsequent transferee shall (except as contemplated by Section 8.23 and Section
10.3 hereof) include a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (C) IF REGISTERED UNDER THE SECURITIES ACT.

     SECTION 9.3. Notice of Proposed Transfers. Prior to any proposed Transfer of the Securities other than a transfer (i) registered under the Securities Act,
(ii) to an affiliate of a




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Purchaser  which is an "accredited  investor"  within the meaning of Rule 501(a)
under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement, or (iii) to be made in reliance on Rule 144 under the Securities Act, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth
the  manner  and  circumstances  of  the  proposed  Transfer,   which  shall  be
accompanied by (A) an opinion of counsel reasonably satisfactory to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company and its counsel to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company and its counsel from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer (other than as specified in clauses (i), (ii) or (iii) above) may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.

                                    ARTICLE X

                     ADDITIONAL AGREEMENTS AMONG THE PARTIES

     SECTION 10.1. Registration Rights.

     (a) The Company shall grant the Purchasers registration rights covering the Grant Shares, Additional Grant Shares, Conversion Shares and Warrant Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement.

     (b) The Company shall prepare and file, no later than April 14, 1998, a registration statement (the "Registration Statement") on Form S-3 (or such other form as is then available for registration) covering the sale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission no later than June 15, 1998. The Company shall pay all expenses of registration (other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under such Registration Statement by the Purchasers) in accordance with the terms of the Registration Rights Agreement.

     (c) If the Registration Statement is (x) not declared effective by the Commission by the Required Effectiveness Date, or (y) such effectiveness is not maintained for the Registration Maintenance Period, the Company shall pay to each Purchaser monthly, as liquidated damages and not as a penalty, the greater of (x) its pro rata portion of an amount equal to 1.5% of the aggregate outstanding principal amount of the Convertible Notes, which monthly amount will be increased to 2% in the event that the Registration Statement is not declared effective by the Commission by July 15 or (y) $2,000 for each day the Registration Statement (i) is not declared effective by the



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Commission by the Required  Effectiveness Date or (ii) such period effectiveness is not maintained for the Registration Maintenance Period (the "Default Fee").

     (d) Any such Default Fee shall be paid in cash by the Company to the Purchasers by wire transfer in immediately available funds on the last day of each calendar month following the event requiring its payment.

     (e) The Company shall be obligated to maintain the effectiveness of the Registration Statement for a period of five (5) years following the Closing; provided, that if the Warrants are no longer outstanding, such period shall be reduced to two (2) years. If, for any reason, (including but not limited to the issuance of all shares of Common Stock covered by the prospectus included in the Registration Statement), the Registration Statement (i) is not declared effective by June 15, 1998 or (ii) ceases to be effective for more than thirty
(30) days during any consecutive twelve month period (a "Registration Default"), the holders of a majority of the Convertible Notes then outstanding may elect to cause the Company to repay the Convertible Notes in full at the Formula Price.

     SECTION 10.2. Prohibition on Equity Offerings.

     (a) Until such time as all of the Convertible Notes have been repaid or converted in full, the Company agrees that it will not issue (or, unless such issuance would, upon the closing thereof, result in the repayment in full of the Convertible Notes, agree to issue) any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (the "Derivative Securities"), on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities (other than Convertible Notes), at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (1) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then such price shall be at least equal to the Market Price on such date of exercise or conversion, as the case may be, or (2) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) are permitted.

     (b) Until such time as all of the Convertible Notes have been repaid or converted in full, the Company agrees it will not issue (or, unless such issuance would, upon the closing thereof, result in the repayment in full of the Convertible Notes, agree to issue) any of its equity securities




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(or  securities  convertible  into or  exchangeable  or  exercisable  for equity securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities". As used herein "restricted securities"
shall  mean  securities   which  may  not  be  sold  by  virtue  of  contractual
restrictions imposed by the Company either pursuant to an exemption from registration under the Securities Act or pursuant to a registration statement filed by the Company with the Commission, in each case prior to eighteen (18) months following the date of issuance of such securities.

     (c) The restrictions contained in this Section 10.2 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (w) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement, (x) stock option or other compensatory plans, (y) Derivative Securities outstanding on the date hereof, or (z) issuances of Common Stock and Derivative Securities which do not violate or otherwise create a violation hereunder or issuances of Common Stock upon conversion and/or exercise of such Derivative Securities.

     SECTION 10.3. Liquidated Damages.

     (a) The Company shall, and shall use its best efforts to cause the Transfer Agent to, issue and deliver shares of Common Stock (x) within three (3) New York Stock Exchange Trading Days of delivery of a Notice of Conversion or Notice of Exercise, as applicable, with a restrictive legend, and/or (y) within five (5) New York Stock Exchange Trading Days of delivery of a Notice of Conversion or a Notice of Exercise, as applicable, without a restrictive legend, provided that such shares of Common Stock have been disposed of in accordance with the plan of distribution set forth in the prospectus forming a part of the Registration Statement (the "Deadline"). If for any reason, other than as a result of actions taken by a Purchaser in breach of this Agreement, the Company fails to issue such certificates of Common Stock by the Deadline, then, as compensation, and not as a penalty, the Company agrees to pay liquidated damages to the Purchaser that delivered such Notice of Conversion or Notice of Exercise for such late issuance of such certificates an amount equal to $1,000 per day for each day such certificates are not delivered for the first ten (10) days after the Deadline and $2,000 per day for each day thereafter. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to the Purchaser.

     (b) Upon demand, the Company shall promptly pay the Purchasers any liquidated damages incurred under this Section by wire transfer in immediately available funds to an account designated by the Purchasers. Nothing herein shall waive the Company's obligations to timely deliver Grant Shares, Additional Grant Shares, Conversion Shares or Warrant Shares or limit any Purchaser's right to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company's failure to issue and deliver shares of Common Stock to such Purchaser consistent with the terms of this Agreement.



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     SECTION 10.4.  Conversion  Notice.  The Company agrees that, in addition to any other remedies which may be available to the Purchasers, including, but not limited to, the remedies available under Section 10.3, in the event the Company fails for any reason (other than as a result of actions taken by a Purchaser in breach of this Agreement) to effect delivery to a Purchaser of certificates representing Conversion Shares or Warrant Shares on or prior to the Deadline, such Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion or Notice of Exercise by delivering a notice to such effect to the Company and to the Transfer Agent, whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise.

     SECTION 10.5. Limitation on Conversion Prior to Default.

     (a) In addition to and not in lieu of the limitations on conversion set forth in the Convertible Notes and Warrants, the conversion and exercise rights of the Purchasers set forth in the Convertible Notes and Warrants, as applicable, shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of shares of Common Stock which the Purchasers (singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a "group" as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Convertible Notes or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise minus (ii) the number of shares of Common Stock of the Company then owned by the Purchasers (but exclusive of any shares of Common Stock deemed beneficially owned due to ownership of the Convertible Notes and Warrants) (the foregoing being herein referred to as the "Limitation on Conversion"). At the written request of the Company, the applicable Purchasers shall certify in each Notice of Conversion and Notice of Exercise that it is in compliance with the Limitation on Conversion.

     (b) The Limitation on Conversion shall not apply, and shall be of no further force and effect, (i) upon the occurrence of any voluntary or mandatory redemption transaction described in Sections 3.4 or 3.5 hereof, (ii) on and following the Maturity Date or (iii) following the occurrence of any Event of Default described in Section 12.1 hereof and for which the applicable Purchaser has provided written notice thereof and which is not cured within the greater of the applicable time period specified in either (A) such written notice of the applicable Purchaser or (B) Section 12.1 hereof.

     (c) If, at any time, the aggregate shares of Common Stock issuable upon conversion of the Convertible Notes, issuance of the Grant Shares and Additional Grant Shares and exercise of the Warrants exceeds the Conversion Limit (as hereafter defined) then in effect, (I) the Company shall deliver a notice to that effect to the Purchasers and the Transfer Agent ("Company Notice") and (ii) the Company shall, at the option of he Purchasers, within sixty (60) days of the Company Notice either (a) obtain approval of the Company's shareholders (or an appropriate waiver from the



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Nasdaq  Market)  of the  issuance  of shares  of  Common  Stock in excess of the
Conversion Limit in a quantity reasonably acceptable to the purchasers and in all events sufficient to honor conversion in full of the Convertible Notes, issuance of the Grant Shares and Additional Grant shares and exercise in full of the Warrants, or (b) repay the Convertible Notes at the Formula Price and redeem the Warrants at the Warrant Redemption Price. The term "Warrant Redemption Price" shall mean the greater of (x) the appraised value of the Warrants on the
date  they  are  called  for   redemption   (determined   with  reference  to  a
"Black-Sholes" or similar option pricing model) and (y) the product of the excess of (1) the Market Price of the Common Stock on the date that the Warrants for called for redemption over (2) the exercise price of the Warrants.

     (d) As used herein, "Conversion Limit" shall mean twenty percent (19.9%) of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination, or such greater number of shares as the shareholders of the Company may have previously approved (the "Maximum Number of Shares").

     (e) Subject to the foregoing limitations, each Purchaser shall, at its option, have the sole right to determine whether to exercise the right of conversion or exercise for the Convertible Notes and Warrants. The Company shall honor each Notice of Conversion and Notice of Exercise in the order received.

                                   ARTICLE XI

                            ADJUSTMENT OF FIXED PRICE

     SECTION 11.1. Reorganization. The exercise price of the Warrants set forth therein (collectively, the "Fixed Prices") shall be adjusted as hereafter provided.

     SECTION 11.2. Share Reorganization. If and whenever the Company shall:

          (i) subdivide the outstanding shares of Common Stock into a greater number of shares;

          (ii) consolidate the outstanding shares of Common Stock into a smaller number of shares;

          (iii)  issue  Common   Stock  or   securities   convertible   into  or
     exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

          (iv) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;



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any of such events being herein  called a "Share  Reorganization",  then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

          (I) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

          (II) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

     SECTION 11.3. Rights Offering. If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

     (i) the numerator shall be the sum of:

          (I) the number of shares of Common Stock outstanding on such record date; and

          (II) a number obtained by dividing:

          (A) either,

               (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

               (y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or



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          purchase may be converted or exchanged and the  conversion or exchange price of such securities,

          as the case may be, by

               (B) the Market Price of the Common Stock on such record date; and

          (ii) the denominator shall be the sum of:

               (I) the number of shares of Common Stock outstanding on such record date; and

               (II) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of securities convertible into or exchangeable for Common Stock, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the applicable Fixed Price shall be readjusted effective immediately after such expiry time to the applicable Fixed Price which would then have been in effect upon the number of shares of Common Stock (or securities exchangeable into Common Stock) actually delivered upon the exercise of such rights, options or warrants.

     SECTION 11.4. Special Distribution. If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:

          (i) shares of the Company of any class, other than Common Stock;

          (ii) rights, options or warrants; or

          (iii) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special
Distribution"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

          (i) the numerator shall be the difference between:

          (A) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and



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          (B) the fair market  value,  as  determined  by the  Directors  (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

          (ii) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

     SECTION 11.5. Capital Reorganization. If and whenever there shall occur:

          (i) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

          (ii) a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

          (iii) the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Convertible Notes or exercise the Warrants after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

     SECTION 11.6. Adjustment Rules. The following rules and procedures shall be applicable to adjustments made in this Article X:

          (a) no adjustment in the applicable Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the applicable Fixed Price then in



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     effect,  provided,  however,  that  any  adjustments  which,  but  for  the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

          (b) no adjustment in the applicable Fixed Price shall be made pursuant to this Article XI in respect of the issue from time to time of Common Stock to holders of Common Stock who exercise an option to receive substantially equivalent dividends in Common Stock in lieu of receiving cash dividends in the ordinary course; and

          (c) if a dispute shall at any time arise with respect to any adjustment of the applicable Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and any such determination shall be binding upon the Company and Purchasers.

     SECTION 11.7. Certificate as to Adjustment. The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the applicable Fixed Price deliver to the Purchasers a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the applicable Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

     SECTION 11.8. Notice to Noteholders. If the Company shall fix a record date for:

          (a)  any  Share   Reorganization   (other  than  the   subdivision  of
     outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

          (b) any Rights Offering.,

          (c) any Special Distribution,

          (d) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares), or

          (e) any cash dividend,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Purchasers notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.




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                                   ARTICLE XII

                                EVENTS OF DEFAULT

     SECTION 12.1. Events of Default. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

          (a) failure by the Company to pay or prepay when due, all or any part of the principal on any of the Convertible Notes;

          (b) failure by the Company to pay (i) within three (3) Business Days of the due date thereof any interest on any Convertible Notes or (ii) within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement;

          (c) failure by the Company to timely comply with the  requirements  of
     Section 10.3 hereof, which failure is not cured within seven (7) days of such failure;

          (d) failure on the part of the Company to observe or perform any covenant or agreement contained in any other Financing Document, which failure is not cured within the time period set forth therein;

          (e) failure on the part of the Company to observe or perform any covenant contained in Sections 3.9, 8.4, 8.7-8.14 and 8.20 of this Agreement;

          (f) failure on the part of the Company to observe or perform any covenant contained in this Agreement (other than those covered by clauses
     (a), (b), (c) or (e) above) for 30 days from the date of such occurrence;

          (g) the trading in the Common Stock shall have been suspended by the Commission or by the Nasdaq Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq Market, the Common Stock is then listed and approved for trading on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market's Small Cap Market, or the Nasdaq National Market within ten (10) Trading Days thereof);

          (h) failure of the Company to obtain the listing of the Grant Shares, Additional Grant Shares, Conversion Shares and Warrant Shares as set forth in Section 8.23, which failure is not cured within fifteen (15) Business Days of such failure;



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



          (i) the Company shall have its Common Stock delisted from the Nasdaq Market for at least ten (10) consecutive Trading Days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market's Small Cap Market or the Nasdaq Stock Market's National Market within such ten (10) Trading Days;

          (j) the Registration Statement shall not have been declared effective by the Commission, with such effectiveness maintained, for the Registration Maintenance Period, which results in the Company incurring the Default Fee for a period of ten (10) days;

          (k) the Company or any Subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

          (l) an involuntary case or other proceeding has been commenced against the Company or any Subsidiary, seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (m) payment default in respect of any Debt in excess of $500,000 of the Company or any Subsidiary, or the Company or any Subsidiary has failed to pay at maturity or within any applicable period of grace any such Debt;

          (n) judgments or orders for the payment of money which in the aggregate at any one time exceed $500,000 and are not covered by insurance have been rendered against the Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

          (o) any representation, warranty, certification or statement made by the Company in any Financing Document or which is contained in any certificate, document



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



     or financial or other statement furnished at any time under or in connection with any Financing Document shall prove to have been untrue in any material respect when made;

          (p) any member of the ERISA Group has failed to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan has been filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition has existed by reason of which the PBGC is entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there has occurred a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c) (5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000;

          (q) any Letter of Credit in which the Purchasers are granted a security interest pursuant to the Security Agreement and/or the Subsidiary Security Agreement shall, for any reason, cease to be an enforceable obligation of the issuer thereof or if any such issuer shall deny that it has any further liability or obligation thereunder, other than by reason of payment of the full amount of any Letter of Credit (unless within five (5) days of such denial letter, such issuer either retracts such denial or the Company delivers to the Purchasers cash equal to the face amount of the Letter of Credit);

     then, and in every such occurrence, any Purchaser may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Convertible Notes to be, and the Convertible Notes shall thereon become immediately due and payable; provided that in the case of any of the Events of Default specified in paragraph (k) or (l) above with respect the Company or any Subsidiary, then, without any notice to the Company or any other act by any Purchaser, the entire amount of the Convertible Notes shall become immediately due and payable, provided further, if any Event of Default has occurred and is continuing, and irrespective of whether any Convertible Note has been declared immediately due and payable hereunder, any Purchaser of Convertible Notes may proceed to protect and enforce the rights of such Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and provided further, in the case of an Event of Default, the amount declared due and payable on the Convertible Notes shall be (x) prior to the expiration of the Bridge Period, the Par Value Redemption Price and (y) after the expiration of the Bridge Period the Formula Price thereof.



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



     SECTION 12.2. Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Purchasers is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Purchasers.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.1. Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

     SECTION 13.2. No Waivers; Amendments.

     (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each holder of any Convertible Note affected thereby, an amendment or waiver may not (a) reduce the aggregate principal amount of Convertible Notes whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Convertible Note, (c) reduce the principal amount of or extend the stated maturity of any Convertible Note or (d) make any Convertible Note payable in money or property other than as stated in such Convertible Note. In determining whether the holders of the requisite principal amount of Convertible Notes have concurred in any direction, consent, or waiver as provided in any Financing Document, Convertible Notes which are owned by the Company or any other obligor on or guarantor of the Convertible Notes, or by any Person Controlling, Controlled by, or under Common Control with





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any of the foregoing,  shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of the Purchasers and their affiliates otherwise than solely in their capacities as holders of Convertible Notes shall be effective with respect to them without their prior written consent.

     SECTION 13.3. Indemnification. The Company agrees to indemnify and hold harmless each Purchaser, its affiliates, and each Person, if any, who controls such Purchaser, or any of its affiliates, within the meaning of the Securities Act or the Exchange Act (a Controlling Person"), and the respective partners, agents, employees, officers and directors of the Purchasers, their affiliates and any such Controlling Person (each an Indemnified Party" and collectively, the "Indemnified Partie ), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchasers unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Financing Document or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

     If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel or
(ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company



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shall not, in connection  with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, which counsel shall be designated by the Purchasers. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchasers, which consent will not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

     If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the transactions contemplated by this Agreement or
(ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchasers on the other, but also the relative fault of the Company and the Purchasers as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchasers pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchasers on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation

     The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Financing Documents and the payment in full of the Convertible Notes and (iii) shall



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



remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

     SECTION 13.4. Expenses: Documentary Taxes. The Company agrees to pay (i) the out-of-pocket costs, expenses and other payments in connection with the purchase and sale of the Securities as contemplated by this Agreement, including the fees and disbursements of special counsel for the Purchasers incurred in connection with the preparation of the Financing Documents, in the amount of $25,000 (the "Reimbursement Fee"), (ii) all reasonable out-of-pocket expenses of the Purchasers, including fees and disbursements of counsel, in connection with any waiver or consent hereunder or under any other Financing Document or any amendment hereof or thereof and (iii) all reasonable out-of-pocket expenses of the Purchasers and each holder of Securities, including fees and disbursements of counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Financing Document or the issuance of the Securities to the Purchasers, excluding their assigns.

     SECTION 13.5. Payment. The Company agrees that, so long as a Purchaser shall own any Convertible Notes purchased by it from the Company hereunder, the Company will use its best efforts to cause the Transfer Agent to make payments to such Purchaser (or the Company will, if authorized under Section 3.6(b), make payments to such Purchaser) of all amounts due thereon by wire transfer by 1:00 P.M. (New York City time) on the date of payment to the Transfer Agent for disbursement to the Purchasers as required by the Transfer Agent Agreement.

     SECTION 13.6. Successors and Assigns. This Agreement shall be binding upon the Company and upon the Purchasers and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchasers and their affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

     SECTION 13.7. Brokers. The Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker other than Alpine Capital Partners, Inc. or Whale (whose fees are summarized on Schedule 13.7) who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchasers in connection with the sale of the Securities. Each Purchaser hereby warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the sale of the Securities.

     SECTION 13.8. New York Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent. THIS AGREEMENT AND FINANCING DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF



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



THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREUNDER. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 13.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

     SECTION 13.10 Survival. The provisions hereof shall survive the termination of this Agreement and the payment in full of the Convertible Notes and shall remain operative and in full force and effect, except the representations and warranties of the Company and Purchasers shall survive for a period of two (2) years following the Closing.

     SECTION 13.11. Counterparts. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.

                            [Signature Pages Follow]







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




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                    TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                    By: /s/  Ryan Brant
                                             -----------------------------------
                                    Name:    Ryan Brant
                                             -----------------------------------
                                    Title:   CEO
                                             -----------------------------------

                                    Address: 575 Broadway, 6th Floor
                                             New York, New York  10012
                                    Attn:    Mr. Ryan Brant



                                    INFINITY INVESTORS LIMITED


                                    By: /s/  James E. Martin
                                             -----------------------------------
                                    Name:    James E. Martin
                                             -----------------------------------
                                    Title:   Director
                                             -----------------------------------

                                    Address: 38 Hertford Street
                                             London, England WIY 7TG
                                             011-44-171-355-4975
                                    Attn:    J. A. Loughran



                                    INFINITY EMERGING OPPORTUNITIES LIMITED


                                    By: /s/  James E. Martin
                                             -----------------------------------
                                    Name:    James E. Martin
                                             -----------------------------------
                                    Title:   Director
                                             -----------------------------------

                                    Address: 38 Hertford Street
                                             London, England WIY 7TG
                                    Fax:     011-44-171-355-4975
                                    Attn:    J. A. Loughran



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



                                    GLACIER CAPITAL LIMITED


                                    By: /s/  James E. Miller
                                             -----------------------------------
                                    Name:    James E. Miller
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------

                                    Address: 38 Hertford Street
                                             London, England WIY 7TG
                                    Fax:     011-44-171-355-4975
                                    Attn:    J. A. Loughran










                                    Address: 38 Hertford Street
                                             London, England WIY 7TG
                                    Fax:     011-44-171-355-4975
                                    Attn:    J. A. Loughran


         With a copy to:            HW Partners, L.P.
                                    1601Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, Texas  75201
                                    Telephone:  (214) 720-1689
                                    Fax:  (214) 720-1662
                                    Attn:  Stuart Chasanoff, Esq.





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



                                    SCHEDULES
                                    ---------

Schedule 2.1    -   Pro Rata Portion of Securities
Schedule 5.10   -   Investments, Joint Ventures
Schedule 5.13   -   Capitalization
Schedule 5.16   -   Leases
Schedule 5.21  -   .
 Liens
Schedule 7.1(m) -   Waivers of Registration Rights
Schedule 8.12   -   Transactions with Affiliates
Schedule 13.7       Broker Fees


                                    EXHIBITS
                                    --------

Exhibit A   -       Form of Convertible Note
Exhibit B   -       Form of Notice of Conversion
Exhibit C   -       Form of Notice of Exercise
Exhibit D   -       Form of Registration Rights Agreement
Exhibit E   -       Form of Solvency Certificate
Exhibit F   -       Form of Officer's Certificate
Exhibit G   -       Form of Transfer Agent Agreement
Exhibit H   -       Form of Warrant
Exhibit I   -       Form of Company Counsel's Opinion
Exhibit J   -       Form of Security Agreement
Exhibit K   -       Form of Lockbox Agreement
Exhibit L   -       Form of Subsidiary Security Agreement

                                  SCHEDULE 2.1


                       CONVERTIBLE NOTES [to be confirmed]


--------------------------------------------------------------------------------
                                                         Aggregate Principal
        Name                      Purchase Price          Amount of Notes
--------------------------------------------------------------------------------
Infinity Investors Limited           $2,092,000                $2,200,000
--------------------------------------------------------------------------------
Infinity  Emerging
  Opportunities Limited                $960,000                $1,000,000
--------------------------------------------------------------------------------
Glacier Capital Limited                $960,000                $1,000,000
--------------------------------------------------------------------------------


                                  GRANT SHARES

--------------------------------------------------------------------------------
        Name                                             Number of Shares
--------------------------------------------------------------------------------
Infinity Investors Limited                                     27,000
--------------------------------------------------------------------------------
Infinity  Emerging
  Opportunities Limited                                        11,500
--------------------------------------------------------------------------------
Glacier Capital Limited                                        11,500
--------------------------------------------------------------------------------


                                    WARRANTS

--------------------------------------------------------------------------------
        Name                                                  Warrants
--------------------------------------------------------------------------------
Infinity Investors Limited                                    135,000
--------------------------------------------------------------------------------
Infinity  Emerging
  Opportunities Limited                                        57,500
--------------------------------------------------------------------------------
Glacier Capital Limited                                        57,500
--------------------------------------------------------------------------------

                                  SCHEDULE 5.10

                    Investments, Joint Ventures, Subsidiaries

                    Inventory Management Systems, Inc.

                    Take-Two Interactive Software Europe Limited

                    Alternative Reality Technologies, Inc.

                    Mission Studios Corporation

                                  SCHEDULE 5.13

                      Capitalization as of October 14, 1997


     Outstanding Securities:

         Form of Securities                         Amount Outstanding
         ------------------                         ------------------

         $.01 Common Stock                               9,195,043
         Public Warrants                                 1,890,000
         Underwriter's Warrants                            320,000
         Options under 1994 Option Plan                    879,991
         Options under 1997 Option Plan                    275,000
         Non-Plan Options                                   80,320
         $.01 Warrants                                     391,199
                                                        ----------
                                    (fully diluted)     12,981,553
                                                        ==========

                                  SCHEDULE 5.16

                          Leases as of October 14, 1997


     Capital Leases with value greater than $100,000.

          1. Computer/Software Package lease with U.S. Media Capital in the amount of $340,000.

          2. Computer Equipment and software leases (2) with Lighthouse Capital in the amounts of $110,450 and $54,540, respectively.

     Operating Leases with annual rental greater than $100,000.

          None.

                                  SCHEDULE 5.21

                          Liens as of October 14, 1997


1. Security interest in all existing and after-acquired personal property and fixtures of the Company and the proceeds thereof in favor of Citibank, N.A. securing all obligations of the Company to Citibank, including advances under $250,000 line of credit.

2. Security interest in all existing and after-acquired personal property of the Company in favor of National Bank of Canada, New York Branch, and the proceeds thereof securing all obligations of the Company to National Bank of Canada, New York branch, including an $800,000 term loan.

3. Capital leases of computer equipment and software between the Company and AT&T Leasing Services, U.S. Media Capital and Lighthouse Capital.

4. Security interest in all existing and after-acquired personal property and fixtures of Inventory Management Systems, Inc. ("IMSI"), a Subsidiary of the Company, in the favor of Crestar Bank ("Crestar"), Richmond, Virginia, and the proceeds thereof, securing all obligations of IMSI to Crestar, including advances under a $250,000 line of credit.

5. Security interest in all existing personal property of Take-Two Interactive Software Europe Limited ("Take-Two Europe"), a Subsidiary of the Company, and the proceeds thereof, securing all obligations of Take-Two Europe to Barclays Bank, United Kingdom, including advances under a 500,000 pounds
     (UK) line of credit.

6. Pledge of shares of common stock of Mission Studios Corporation to Thomas Ptak to secure payment of a promissory note issued by the Company to Thomas Ptak having a principal balance of approximately of $221,000.

                                  SCHEDULE 5.24

                    Registration Rights as of October 1, 1997

     GameTek, Inc.:

          406,553 shares of Common Stock (one holder)

                                  SCHEDULE 8.12


                          Transactions with Affiliates


     None.

                                  SCHEDULE 13.7

                                   Broker Fees


   None, except for any fees payable to Whale Securities, Co., L.P. and Alpine
                   Capital Partners, Inc. [Describe How Much]

                                    EXHIBIT C

                      FORM OF NOTICE OF EXERCISE - WARRANT

                (To be executed only upon exercise or conversion
                       of the Warrant in whole or in part)

To Take-Two Interactive Software, Inc.

     The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder,
______________(1) shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor in the amount and manner set forth below, as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, _________________________________ whose address is __________________________

_________________________________.

     The Exercise Price is paid as follows:

     |_|  Bank draft payable to the Company in the amount of $__________.

     |_| Wire transfer to the account of the Company in the amount of $________.

     |_| Delivery of ___________ previously held shares having an aggregate Market Value of $_________.

     |_| Cashless exercise. Surrender of __________ shares purchasable under this Warrant for such shares of Common Stock issuable in exchange therefor pursuant to the Cashless Exercise provisions of the within Warrant, as provided in Section 1.1(iv) thereto.

     Upon exercise pursuant to this Notice of Exercise, the holder will be in compliance with the Limitation on Exercise (as defined in the Securities Purchase Agreement pursuant to which this Warrant was issued).

Dated:  ____________________

                                         _______________________________________
                                         (Name must conform to name of holder as
                                         specified on the face of the Warrant)

                                         By:___________________________________


(1) Insert the number of shares of Common Stock as to which the accompanying Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the holder surrendering the same.

                                         Name:_________________________________

                                         Title:________________________________

Address of holder:                       ______________________________________

                                         ______________________________________

                                         ______________________________________


Date of exercise:____________________